Exhibit 10.1

Merrill Lynch	Private Client Group Merrill Lynch Business Financial Services Inc. 222 North LaSalle Street 17th Floor Chicago, Illinois 60601 (312) 269-1358 FAX: (312) 499-3252 March 30, 2005

Dreams Products, Inc.

2 South University Drive

Suite 325

Plantation, FL 33324

Re:	Amendment to Loan Documents

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. (“MLBFS”), Dreams Products, Inc. (“Customer”), Dreams, Inc. (“Dreams”), and Dreams Franchise Corporation (“Franchise”) with respect to: (i) that certain FORBEARANCE AGREEMENT dated as of December 30, 2004 between MLBFS on the one hand, and Customer, Dreams and Franchise (collectively, Customer, Dreams and Franchise, the “Obligors” or the “Parties”) on the other hand (including any amendments and extensions thereto), and (ii) all other agreements between MLBFS and Obligors including without limitation the Loan Documents. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Forbearance Agreement, or if not defined in the Forbearance Agreement, the Loan Documents. The terms of this Letter Agreement supercede and replace in its entirety that certain Letter Agreement dated as of March 11, 2005.

Subject to the last sentence of this Letter Agreement, effective as of the date hereof, the Loan Documents are hereby amended as follows:

(a) Section 4(d)(i) of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

The term “Termination Date” shall mean the first to occur of: (i) the last Business Day of the seventeenth (17th) full calendar month following the Closing Date, or (ii) May 15, 2005, or (iii) if earlier, the date of termination of the WCMA Line of Credit pursuant to the terms of this Forbearance Agreement.

(b) Section 4(e)(i) of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

The term “Maximum WCMA Line of Credit” shall mean, (i) as of the Effective Date (as hereinafter defined) through and including the calendar day immediately preceding the “Change Date” (as hereinafter defined), $4,500,000.00 and (iii) effective the Change Date through May 15, 2005, $3,500,000.00. For purposes hereof, the term “Change Date” shall mean the earlier to occur of (a) the date on which any “rights offering” or other equity offering undertaken by Customer or any Obligor shall by its terms expire (the “Rights Offering”) or (b) May 15, 2005. CUSTOMER AGREES THAT IT WILL, WITHOUT DEMAND, INVOICING OR THE REQUEST OF MLBFS, FROM TIME TO TIME MAKE SUFFICIENT PAYMENTS ON

Dreams Products, Inc

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March 30, 2005

ACCOUNT OF THE WCMA LOAN BALANCE TO ASSURE THAT THE WCMA LOAN BALANCE WILL NOT AT ANY TIME EXCEED THE MAXIMUM WCMA LINE OF CREDIT, AS REDUCED EACH MONTH PURSUANT TO THIS SECTION IN THE AMOUNTS SPECIFIED IN THIS SECTION.

(c) Obligors hereby agree to pay to MLBFS, the sum of $60,000.00 (“Exit Fee”) if the Obligations under the Forbearance Agreement and Loan Documents are not fully repaid on or before May 15, 2005. The Exit Fee shall be in addition to all other charges under the Forbearance Agreement and Loan Documents, and shall become a WCMA Loan, due immediately and added to the WCMA Loan Balance in the same manner as provided for accrued interest with respect to the WCMA Line of Credit.

(d) Obligors agree, concurrent with their execution of this Forbearance Agreement, to pay MLBFS a non-refundable Forbearance Fee of $2,000.00 covering the period between the April 29, 2005, and May 15, 2005. Customer agrees to pay the Forbearance Fee with a check drawn on a non- Merrill Lynch checking account, and agrees that the Forbearance Fee will be fully non-refundable once it has been paid. Obligors further agree that additional forbearance fees will become due and owing to MLBFS for any extensions to the Forbearance Agreement or this Modification Agreement granted by MLBFS. By their execution of this Letter Agreement, the Obligors hereby consent to the foregoing modifications to the Forbearance Agreement, and hereby agree that except as expressly amended hereby, the Loan Documents, including but not limited to the Forbearance Agreement, shall continue in full force and effect upon all of their terms and conditions.

Obligors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Forbearance Agreement or Loan Documents, other than the Defaults or Events of Defaults referenced in the Forbearance Agreement; (b) each of the warranties of Obligors in the Forbearance Agreement and Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) no Obligor has any claim against MLBFS or any of its affiliates arising out of or in connection with the Forbearance Agreement or Loan Documents or any other matter whatsoever; and (d) no Obligor has any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Forbearance Agreement or Loan Documents.

Notwithstanding the foregoing, if each Obligor does not execute and return the duplicate copy of this Letter Agreement to MLBFS by 5PM CST April 1, 2005, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:
Bill Kocolowski Vice President

Dreams Products, Inc

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March 30, 2005

Agreed and Accepted:

Dreams Products, Inc.

By:

Printed Name:

Title:

Dreams, Inc.

By:

Printed Name:

Title:

Dreams Franchise Corporation

By:

Printed Name:

Title: